SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) - December 10, 2007

DOUBLE EAGLE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Nevada	814-00742	87-0460247
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 220, Tulsa, OK 74133

(Address of principal executive offices)

(918) 461-1667
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2: FINANCIAL INFORMATION

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 6, 2007, Double Eagle Holdings, Ltd. (“Company”) entered into an agreement with the majority stockholders of Ultimate Social Network, Inc. (“Seller”) to acquire 60,000 shares (60%) of Seller’s common stock. The purchase was consummated at a closing on December 10, 2007.

The purchase includes Seller’s wholly-owned website, The Ultimate College Model (http://www.ultimatecollegemodel.com). The Company issued 6,400,000 shares of its common stock to Sellers and committed to invest an additional $125,000 to enhance the website and its contest. Ultimate College Model offers a chance for a college student to realize his or her dream of receiving a modeling contract from a renowned modeling agency. The winners are selected by both their peers and modeling professionals.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired - Not required;
(b)	Pro forma financial information - Not required;
(c)	Exhibits -

10.1
Stock purchase agreement entered into on the 6th day of December 2007, by and among Double Eagle Holdings, Ltd. and Adam Adler and Jack Hargett, Trustee, being the majority stockholders of Ultimate Social Network, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

By:	/s/ M.E. Durschlag
M.E. Durschlag, Chief Executive Officer

Date: February 20, 2008